As filed with the Securities and Exchange Commission on May 12, 2003

Registration No. 333-66372

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICREDIT CORP.

(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3900	76102
Fort Worth, Texas (Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED i4 GOLD STOCK OPTION PROGRAM

(Full title of the plan)

Chris A. Choate General Counsel AmeriCredit Corp. 801 Cherry Street, Suite 3900 Fort Worth, Texas 76102 (817) 302-7000	Copy to: L. Steven Leshin Jenkens & Gilchrist, P.C. 1445 Ross Avenue Suite 3200 Dallas, Texas 75202
(Name, address and telephone number including area code of agent for service)

EXPLANATORY NOTE

This amendment is being filed solely to add Exhibit 4.4.1 to the Registration Statement on Form S-8 (No. 333-66372) filed by the registrant on July 31, 2001.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit	Description of Exhibit

4.4.1	Amended and Restated i4 Gold Stock Option Program

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on May 12, 2003.

AMERICREDIT CORP.

By	/s/ Clifton H. Morris, Jr.
Clifton H. Morris, Jr. Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Clifton H. Morris, Jr. Clifton H. Morris, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 12, 2003

* Daniel E. Berce	President and Director	May 12, 2003

/s/ Preston A. Miller Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Manager)	May 12, 2003

* Edward H. Esstman	Executive Vice President and Director	May 12, 2003

* Michael R. Barrington	Director	May 12, 2003

* Kenneth H. Jones, Jr.	Director	May 12, 2003

* A.R. Dike	Director	May 12, 2003

* Douglas K. Higgins	Director	May 12, 2003

James H. Greer	Director	May 12, 2003

*By:	/s/ Chris A. Choate
Chris A. Choate Attorney-in-fact

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

4.4.1	Amended and Restated i4 Gold Stock Option Program

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